For Immediate Release	Media Contact: Gregory Miller Miller DeMartine Group 203-221-2790 gmiller@mdgpr.com

Investor Contact: John A. Stiles John A. Stiles & Associates 314-994-0560

AuthentiDate Holding Corp. Announces
Fourth Quarter and Year End Results

Schenectady, NY–September 7, 2005–AuthentiDate Holding Corp. (NASDAQ: ADAT) announced today that the Company reported revenue of $4,769,332 and $17,553,438 respectively for the quarter and full-year periods ending June 30, 2005.

The Company stated that revenue for its Security Software Solutions Segment increased from $372,760 for the quarter ended June 30, 2004 to $1,165,368 for the quarter ended June 30, 2005, a 213% increase. Annual revenue for the Security Software Solutions segment increased 172% from $1,384,456 to $3,772,061. The increase in revenues during the fourth quarter and for the full year in this segment resulted from continued sales growth from both US and international operations.

The Document Management Solutions Segment reported revenue of $1,936,021 for the fourth quarter with full year revenue of $6,795,716. Annual revenues for the Document Management Solutions Segment grew by 8%, from $6,274,218 in 2004, largely attributable to growth from indirect channel sales. Revenue for the fourth quarter stayed roughly flat, compared to the same quarter in the previous year.

The Systems Integration Segment reported revenue of $1,667,943 for the fourth quarter with full year revenue of $6,985,661. Revenues in the Systems Integration Segment decreased on a quarterly basis by $1,148,220, and on a full year basis by $4,597,736, as management continued to de-emphasize low margin hardware sales in favor of higher margin service revenues. The decrease in sales of $4,597,736 had only a marginal impact on segment profit of approximately $123,000 before a non-recurring item of $162,000 related to a facility closing.

Total revenue across all segments for the fiscal year ending June 30, 2005 was $17,553,438 compared to $19,242,071 for fiscal year ended June 30, 2004. This decline in revenue is directly attributable to lower revenues within the Systems Integration Segment as discussed above.

The net loss for the quarter ended June 30, 2005 was $8,397,786 or $0.25 per share, compared to $3,580,140 or $0.11 per share for the same quarter in the prior year. The increase in net loss was attributed to a $4.8 million write-off of goodwill and other long lived assets, compared to $1.2 million in the prior year. Including the effect of this goodwill impairment charge, the reported net loss for the year ended June 30, 2005 was $19,184,046 ($0.57 per share) compared to $15,669,193 ($0.59 per share) for the prior year.

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Net loss from operations in 2005 increased to $20,835,588 from $10,759,060, including the effects of an increase in impairment charges for goodwill and other intangibles of approximately $3.6 million, $2 million of non-recurring severance and warrant expenses, and increases in personnel costs and professional fees.

The Company’s cash and marketable securities position at the end of the year remained strong at close to $63 million. The Company reported that deferred revenue increased 33% during the year from $1,881,277 to $2,505,677 primarily due to growth in the Security Software Solutions segment.

“During the past year we have demonstrated significant top line growth in our Security Software Solutions segment while strengthening our operating capabilities” stated Suren Pai, AuthentiDate’s CEO. “While we are pleased with these results we are committed to continuing to produce positive results for our shareholders through improved financial performance.”

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CONSOLIDATED STATEMENT OF OPERATIONS	THREE MONTHS ENDED		TWELVE MONTHS ENDED

	JUN.30,2005	JUN.30,2004	JUN.30,2005	JUN.30,2004

NET SALES:
SECURITY SOFTWARE SOLUTIONS SEGMENT	$1,165,368	$372,760	$3,772,061	$1,384,456
DOCUMENT SOFTWARE SOLUTIONS SEGMENT	1,936,021	1,962,459	6,795,716	6,274,218
SYSTEM INTEGRATION SEGMENT	1,667,943	2,816,163	6,985,661	11,583,397

TOTAL SALES	4,769,332	5,151,382	17,553,438	19,242,071
COST OF SALES	2,251,905	2,869,464	9,005,713	12,412,583

GROSS PROFIT	2,517,427	2,281,918	8,547,725	6,829,488

SELLING, GENERAL & ADMIN. EXPENSES	5,671,623	4,305,007	21,476,932	14,032,170
PRODUCT DEVELOPMENT	982,985	618,559	3,139,381	2,377,613
GOODWILL & INTANGIBLE ASSET IMPAIRMENT	4,767,000	1,178,765	4,767,000	1,178,765

OPERATING INCOME/(LOSS)	(8,904,181)	(3,820,413)	(20,835,588)	(10,759,060)

INTEREST AND OTHER INCOME	511,427	247,959	1,678,263	1,304,354
INTEREST EXPENSE	(2,774)	(7,687)	(15,913)	(6,231,981)

PRETAX INCOME/(LOSS)	(8,395,528)	(3,580,141)	(19,173,238)	(15,686,687)

INCOME TAXES	(2,258)	1	(10,808)	17,494

NET INCOME/(LOSS)	(8,397,786)	(3,580,140)	($19,184,046)	($15,669,193)

WEIGHTED AVG. NUMBER OF SHARES	34,090,020	32,821,558	33,830,966	26,980,843

PER SHARE	($0.25)	($0.11)	($0.57)	($0.59)

CONSOLIDATED BALANCE SHEETS

ASSETS
	JUNE 30, 2005	JUNE 30, 2004

CURRENT ASSETS
CASH	$6,429,210	$25,064,823
RESTRICTED CASH	141,947	365,116
MARKETABLE SECURITIES	56,075,000	48,925,000
ACCOUNTS RECEIVABLE	3,231,504	3,039,044
INVENTORIES	303,678	125,206
PREPAID EXPENSES AND OTHER CURRENT ASSETS	478,159	474,309

CURRENT ASSETS	66,659,498	77,993,498

PROPERTY, PLANT & EQUIPMENT, NET	3,878,750	3,396,454
OTHER ASSETS:
SOFTWARE DEVELOPMENT, NET	411,775	497,977
GOODWILL	7,340,736	11,616,736
OTHER INTANGIBLES, NET	663,397	727,763
INVESTMENT IN AFFILIATE	750,000	—
OTHER ASSETS	4,449	4,448

TOTAL ASSETS	$79,708,605	$94,236,876

LIABILITIES & SHAREHOLDERS’ EQUITY
	JUNE 30, 2005	JUNE 30, 2004

CURRENT LIABILITIES:
ACCOUNTS PAYABLE	$1,336,840	$859,360
ACCRUED EXPENSES AND OTHER LIABILITIES	2,739,553	1,838,860
DEFERRED REVENUE	2,059,427	1,881,277
CURRENT PORTION OF CAPITAL LEASES	23,903	69,968
CURRENT PORTION OF LONG-TERM DEBT	48,000	208,239
LINE OF CREDIT	429,756	571,622
INCOME TAXES PAYABLE	15,743	6,130

TOTAL CURRENT LIABILITIES	6,653,222	5,435,456

LONG-TERM DEBT NET OF CURRENT PORTION	243,520	48,000
LONG-TERM DEFERRED REVENUE	446,250	—
CAPITAL LEASE OBLIGATIONS, NET OF CURRENT	3,909	35,421

TOTAL LIABILITIES	7,346,901	5,518,877

SHAREHOLDERS’ EQUITY:
COMMON STOCK	34,399	32,952
PREFERRED STOCK	2,800	2,800
ADDITIONAL PAID-IN CAPITAL	160,488,500	157,602,589
ACCUMULATED DEFICIT	(88,100,574)	(68,846,528)
ACCUMLATED COMPREHENSIVE INCOME	(63,421)	(73,814)

TOTAL SHAREHOLDERS’ EQUITY	72,361,704	88,717,999

TOTAL LIABILTIES AND EQUITY	$79,708,605	$94,236,876

About AuthentiDate Holding Corp.

AuthentiDate Holding Corp. (AHC) is the holding company which operates its software and services businesses in three segments: the Security Software Solutions Segment (fka Authentidate Segment, including AuthentiDate, Inc., Trac Medical Solutions, Inc. and Authentidate International AG), the Document Management Solutions Segment (fka Docstar Division) and the Systems Integration Segment (fka DJS). The Company is a worldwide provider of secure enterprise workflow management solutions that incorporate its proprietary and patent pending content authentication technology. AuthentiDate’s offerings include the United States Postal Service Electronic Postmark Service (USPS EPM®), electronic signing solutions, and electronic forms processing solutions. AuthentiDate also provides secure document management solutions, and enterprise network security products and services.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of The Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company’s ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

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